WAIVER

This waiver (the “Waiver”) to certain provisions of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate”) of QKL Stores Inc., a Delaware corporation (the “Company”), is dated and entered into as of March ___, 2010, by and among the Company and the undersigned holder of Series A Preferred Shares (the “Shareholder”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Certificate.

WHEREAS, the Certificate was filed with the Delaware Secretary of State on March 13, 2008; and

WHEREAS, pursuant to Section 5(e) of the Certificate, the holders of Series A Preferred Stock had certain anti-dilution protections in the event the Company issued any Common Stock Equivalents at a price per share less than $1.70; and

WHEREAS, the Company has requested that the Shareholder waive any rights the Shareholder may have pursuant to Section 5(e) of the Certificate;

NOW THEREFORE, the undersigned hereby agree as follows:

1.
Waiver.  The Shareholder hereby agrees to waive any and all rights that the Shareholder may have pursuant to Section 5(e) of the Certificate and agrees that the Shareholder shall not be entitled to any securities that would have been issuable pursuant to Section 5(e) of the Certificate since December 31, 2008.

2.
Effect on RRA.  The parties hereto acknowledge and agree that, due to an administrative error, the Certificate was not formally amended on December 31, 2008, and that, in accordance with the intention of the parties, this Waiver shall be retroactive from and including, December 31, 2008.

3.
Governing Law; Jurisdiction. This Waiver shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

4.
Counterparts. This Waiver may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

5.
Severability. If any provision of this Waiver shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Waiver or the validity or enforceability of this Waiver in any other jurisdiction.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first indicated above.

The Company:
QKL STORES INC. By:________________________________ Name: Zhuangyi Wang Title: CEO
The Shareholder:

[________] By:_______________________________ Name: Title: No. of Series A Preferred Shares: ___________